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                                                                    EXHIBIT 99.1

                            RIVERWAY HOLDINGS, INC.
                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RIVERWAY HOLDINGS, INC. The undersigned stockholder of Riverway Holdings, Inc., a Texas corporation ("Riverway"), hereby appoints Jack H. Mayfield, Jr. and David L. Lane, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Riverway that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Riverway to
be held on          , 2002 at      , a.m., local time, at the offices of
Riverway, Five Riverway, Houston, Texas 77056, and at any adjournment or postponement thereof, on the following matters that are more particularly
described in the Joint Proxy Statement/Prospectus dated January   , 2002:

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
    (1)                     Proposal to approve and adopt the Agreement and Plan of
                            Reorganization, dated as of September 17, 2001, as amended by the First Amendment to Agreement and Plan of
                            Reorganization, dated as of January 8, 2002, between
                            Riverway, Texas Regional Bancshares, Inc., a Texas
                            corporation ("Texas Regional") and Texas Regional Delaware,
                            Inc., a Delaware corporation and wholly owned subsidiary of
                            Texas Regional ("TRD"), relating to the merger of Riverway with and into TRD. Approval of this Proposal 1 also
                            constitutes your consent to and approval of the appointment of Jack H. Mayfield, Jr. as the shareholder representative under the Holdback Escrow Agreement.

                                / / FOR               / / AGAINST               / /
                                                      ABSTAIN

    (2)                     To consider and take action upon any other matter which may properly come before the meeting or any adjournment or
                            postponement thereof.
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                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                              Exhibit 99.1--Page 1
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                          (CONTINUED FROM OTHER SIDE)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. RECEIPT OF THE JOINT PROXY STATEMENT/PROSPECTUS DATED
         , 2002, IS HEREBY ACKNOWLEDGED.

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
                                                      ------------------------------------------------

                                                      ------------------------------------------------
                                                                Signature of Stockholder(s)

                                                      Please sign your name exactly as it appears
                                                      hereon. Joint owners must each sign. When
                                                      signing as attorney, executor, administrator,
                                                      trustee or guardian, please give your full title
                                                      as it appears thereon.

                                                      Date: ---------------------------------, 2002
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          PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

                              Exhibit 99.1--Page 2